Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Number 333-96687) of Pepco Holdings, Inc. of our report dated December 17, 2004 relating to the financial statements of the Potomac Electric Power Company Savings Plan for Bargaining Unit Employees, which appears in this Form 11-K.

PricewaterhouseCoopers LLP Washington, DC December 17, 2004
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